Exhibit 99.1

For further information, contact:
Jeff Palmer	Tom Hayes
Investor Relations	Corporate Communications
408-222-8373	408-222-2815
jpalmer@marvell.com	tom@marvell.com

Marvell Technology Reports Fiscal First Quarter Results

Revenue: $521.4 Million, Up 2 Percent Sequentially

Free Cash Flow: $131.8 Million, 25 Percent of Revenues

Santa Clara, California (May 28, 2009) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a world leader in storage, communications and consumer silicon solutions, today reported financial results for the first quarter of fiscal 2010, ended May 2, 2009.

Net revenue for the first quarter of fiscal 2010 was $521.4 million, a 2 percent sequential increase from $512.9 million in the fourth quarter of fiscal 2009, ended January 31, 2009 and a 35 percent decrease from $804.1 million in the first quarter of fiscal 2009, ended May 3, 2008.

GAAP net loss was $39.5 million, or $0.06 per share (diluted), for the first quarter of fiscal 2010, as compared to a GAAP net loss of $65.0 million, or $0.11 per share (diluted), for the fourth quarter of fiscal 2009. For the first quarter of fiscal 2009 GAAP net income was $69.9 million, or $0.11 per share (diluted).

Non-GAAP net income was $31.9 million, or $0.05 per share (diluted), for the first quarter of fiscal 2010, a decrease of 2 percent from non-GAAP net income of $32.4 million, or $0.05 per share (diluted), for the fourth quarter of fiscal 2009, and a 79 percent decrease compared with non-GAAP net income of $150.4 million, or $0.24 per share (diluted), for the first quarter of fiscal 2009.

“We are pleased with the sequential improvement in revenue during our first fiscal quarter of 2010,” said Dr. Sehat Sutardja, Marvell Chairman and Chief Executive Officer. “We also delivered improved profitability and cash flow during the first quarter, a positive reflection of the actions we undertook in recent quarters to control costs and expenses as well as tightly managing our working capital. We are continuing to monitor the changing economic environment and will manage our business accordingly. However, recent trends indicate an improvement in near term order patterns.”

Marvell reports net income (loss), basic and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below. Reconciliations of GAAP net income (loss) to non-GAAP net income for the three months ended May 2, 2009, January 31, 2009 and May 3, 2008, respectively, appear in the financial statements below. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization and write-offs of acquired intangible assets, restructuring costs and certain one-time expenses or benefits.

GAAP gross margin for the first quarter of fiscal 2010 was 50.6 percent, compared to 50.7 percent for the fourth quarter of fiscal 2009 and 51.6 percent for the first quarter of fiscal 2009. GAAP gross margin for the first quarter of fiscal 2010 included costs of $1.0 million associated with the ramp-down of the test operations in Malaysia.

Non-GAAP gross margin for the first quarter of fiscal 2010 increased to 51.6 percent, compared to 51.3 percent for the fourth quarter of fiscal 2009 and 52.0 percent for the first quarter of fiscal 2009.

Shares used to compute GAAP net loss per diluted share, for the first quarter of fiscal 2010 were 619 million shares, compared with 615 million shares in the fourth quarter of fiscal 2009 and 624 million shares in the first quarter of fiscal 2009. Shares used to compute non-GAAP net income per diluted share for the first quarter of fiscal 2010 were 637 million shares, compared with 629 million shares for the fourth quarter of fiscal 2009 and 624 million shares for the first quarter of fiscal 2009.

Cash flow from operations for the first quarter of fiscal 2010 was $144.5 million, up 32 percent sequentially from $109.1 million reported in the fourth quarter of fiscal 2009 and up 11 percent from $130.2 million in the first quarter of fiscal 2009. Free cash flow, defined as cash flow from operations less capital expenditures and purchases of IP licenses, was $131.8 million, up 42 percent sequentially from $92.7 million in the fourth quarter of fiscal 2009 and up 32 percent from $99.7 million in the first quarter of fiscal 2009.

Conference Call

Marvell will be conducting a conference call on May 28, 2009 at 1:45 p.m. PDT to discuss results for the first quarter ended May 2, 2009. Interested parties may dial-in to the conference call at 1-866-272-9941, pass-code 21507569. The call is being webcast by ThomsonReuters and can be accessed at Marvell’s website under the Investor Events section of the Investor Relations page at http://www.marvell.com/investors/events.jsp. Replay on the internet will be available following the call until June 28, 2009.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude stock-based compensation expense as well as charges related to acquisitions, restructuring, gains and other charges that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance. Non-GAAP earnings per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP earnings per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of compensation costs expected to be incurred in future periods, but not yet recognized in the financial statements. The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/antidilutive effects of common stock options and restricted stock.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell Technology (NASDAQ: MRVL) is a global leader in the development of storage, communications and consumer silicon solutions. Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries. For more information visit www.marvell.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s expectations about managing our business; the Company’s expectations about near term order patterns; and statements concerning the Company’s use of non-GAAP gross margin, net income and net income per share as important supplemental information. These statements are not guarantees of results and should not be considered as an indication of future performance. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties, including, among others, the Company’s reliance on major customers and suppliers; market acceptance of new products; uncertainty in the worldwide economic environment; successful execution of the Company’s restructuring plan and other risks detailed in Marvell’s SEC filings. When Marvell files its Form 10-Q for the first quarter of fiscal year 2010, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K for the year end January 31, 2009 and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	May 2, 2009	January 31, 2009	May 3, 2008
Net revenue	$521,434	$512,867	$804,075
Cost of goods sold	257,630	252,732	388,842

Gross profit	263,804	260,135	415,233
Operating expenses:
Research and development	200,249	207,579	238,475
Selling and marketing	32,646	31,893	46,088
General and administrative	29,496	31,979	12,951
Amortization and write-off of acquired intangible assets	30,356	48,274	35,247
Restructuring	8,336	9,689	—

Total operating expenses	301,083	329,414	332,761

Operating income (loss)	(37,279)	(69,279)	82,472
Interest and other income (expense), net	(160)	(440)	(4,692)

Income (loss) before income taxes	(37,439)	(69,719)	77,780
Provision (benefit) for income taxes	2,018	(4,709)	7,841

Net income (loss)	$(39,457)	$(65,010)	$69,939

Basic net income (loss) per share	$(0.06)	$(0.11)	$0.12

Diluted net income (loss) per share	$(0.06)	$(0.11)	$0.11

Shares used in computing basic earnings per share	618,677	614,960	601,222
Shares used in computing diluted earnings per share	618,677	614,960	624,351

Marvell Technology Group Ltd.

Reconciliation of Non-GAAP Adjustments

(Unaudited)

(In thousands, except per share amounts)

Reconciliation of GAAP net income (loss) to non-GAAP net income:

	Three Months Ended
	May 2, 2009	January 31, 2009	May 3, 2008
GAAP net income (loss)	$(39,457)	$(65,010)	$69,939
Stock-based compensation	31,648	44,701	45,226
Amortization and write-off of acquired intangible assets	30,356	48,274	35,247
Restructuring	8,336	9,689	—
Other (a)	990	(5,292)	—

Non-GAAP net income	$31,873	$32,362	$150,412

GAAP weighted average shares - diluted	618,677	614,960	624,351
Non-GAAP adjustment	17,928	14,032	91

Non-GAAP weighted average shares diluted (b)	636,605	628,992	624,442

GAAP diluted net income (loss) per share	$(0.06)	$(0.11)	$0.11

Non-GAAP diluted net income per share	$0.05	$0.05	$0.24

GAAP gross profit:	$263,804	$260,135	$415,233
Stock-based compensation	4,116	3,021	3,073
Other (a)	990	—	—

Non-GAAP gross profit	$268,910	$263,156	$418,306

GAAP gross profit as a % of revenue	50.6%	50.7%	51.6%
Stock-based compensation	0.8%	0.6%	0.4%
Other (a)	0.2%	—	—

Non-GAAP gross profit	51.6%	51.3%	52.0%

GAAP research and development:	$200,249	$207,579	$238,475
Stock-based compensation	(21,737)	(33,358)	(29,932)
Other (a)	—	3,652	—

Non-GAAP research and development	$178,512	$177,873	$208,543

GAAP selling and marketing:	$32,646	$31,893	$46,088
Stock-based compensation	(3,711)	(4,677)	(7,348)
Other (a)	—	1,323	—

Non-GAAP selling and marketing	$28,935	$28,539	$38,740

GAAP general and administrative:	$29,496	$31,979	$12,951
Stock-based compensation	(2,084)	(3,645)	(4,837)
Other (a)	—	317	—

Non-GAAP general and administrative	$27,412	$28,651	$8,114

(a)	For fiscal quarter ended May 2, 2009 consists of underutilization charges recorded in connection with the rampdown of the Malaysia test operations. For fiscal quarter ended January 31, 2009 charges consists of the reversal of the remaining payroll related tax liabilities initially recorded in prior years in connection with Marvell’s historic stock option granting practices.

(b)	For purposes of calculating non-GAAP net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of SFAS 123R compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method and also includes the dilutive/antidilutive effects of warrants, common stock options and restricted stock.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	May 2, 2009	January 31, 2009
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$1,083,705	$951,909
Accounts receivable, net	285,367	222,101
Inventories	203,590	310,654
Prepaid expenses, deferred income taxes and other current assets	67,038	75,651

Total current assets	1,639,700	1,560,315
Property and equipment, net	371,229	390,853
Long-term investments	39,655	40,541
Goodwill and acquired intangible assets, net	2,253,854	2,284,164
Other non-current assets	136,773	138,327

Total assets	$4,441,211	$4,414,200

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$166,988	$139,028
Accrued liabilities	196,326	175,135
Income taxes payable	47,257	35,803
Deferred income	47,800	57,895
Current portion of capital lease obligations	1,824	1,787

Total current liabilities	460,195	409,648
Capital lease obligations, net of current portion	1,981	2,451
Other long-term liabilities	161,480	173,034

Total liabilities	623,656	585,133

Shareholders’ equity:
Common stock	1,238	1,233
Additional paid-in capital	4,402,167	4,372,265
Accumulated other comprehensive income (loss)	(2,680)	(718)
Accumulated deficit	(583,170)	(543,713)

Total shareholders’ equity	3,817,555	3,829,067

Total liabilities and shareholders’ equity	$4,441,211	$4,414,200

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended
	May 2, 2009	January 31, 2009	May 3, 2008
Cash flows from operating activities:
Net income (loss)	$(39,457)	$(65,010)	$69,939
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	25,375	27,038	28,618
Stock-based compensation	31,648	44,701	45,226
Amortization and write-off of acquired intangible assets	30,356	48,274	35,247
Fair market value adjustment to Intel inventory sold	(1,343)	(1,196)	(6,383)
Realized loss on derivative contract	475	—	—
Deferred tax (provision) benefit	—	(17,467)	—
Excess tax benefits from stock-based compensation	(29)	(9)	(169)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in acquisitions:
Restricted cash	—	—	(24,500)
Accounts receivable	(63,266)	175,735	(38,152)
Inventories	106,281	31,088	55,918
Prepaid expenses and other assets	14,330	1,629	32,466
Accounts payable	30,738	(82,791)	(63,076)
Accrued liabilities and other	(9,020)	(13,016)	(18,807)
Accrued employee compensation	13,033	(44,615)	16,963
Income taxes payable	1,343	11,607	6,656
Deferred income	4,065	(6,825)	(9,753)

Net cash provided by operating activities	144,529	109,143	130,193
Cash flows from investing activities:
Cash paid in acquisitions, net	—	(5,287)	—
Purchases of investments	—	—	(10,126)
Sales and maturities of short-term and long-term investments	—	—	23,793
Purchases of technology licenses	(9,300)	(2,550)	—
Purchases of property and equipment	(3,414)	(13,931)	(30,522)

Net cash used in investing activities	(12,714)	(21,768)	(16,855)
Cash flows from financing activities:
Proceeds from the issuance of common shares	385	12,192	17,054
Principal payments on capital lease and debt obligations	(433)	(192,174)	(2,125)
Excess tax benefits from stock-based compensation	29	9	169

Net cash provided by (used in) financing activities	(19)	(179,973)	15,098

Net increase (decrease) in cash and cash equivalents	131,796	(92,598)	128,436

Cash and cash equivalents at beginning of period	927,409	1,020,007	615,648

Cash and cash equivalents at end of period	$1,059,205	$927,409	$744,084